 WALL STREET ACQUISITIONS, CORPORATION

                            By-Laws

                           Article I

                        The Stockholders

    Section 1.1.  Annual Meeting.  The annual meeting of the stockholders of Wall Street Acquisitions Corporation (the "Corporation") shall be held on the second Wednesday in December of each year at 10:30 a.m. local time, or at such other date or time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the election of directors and for the transaction of such other business as may come before the meeting.

    Section 1.2.  Special Meetings.  A special meeting of the stockholders may be called at any time by the written resolution or request of two-thirds or more of the members of the Board of Directors, the president, or any executive vice president and shall be called upon the written request of the holders of two-thirds or more in amount, of each class or series of the capital stock of the Corporation entitled to vote at such meeting on the matters(s) that are the subject of the proposed meeting, such written request in each case to specify the purpose or purposes for which such meeting shall be called, and with respect to stockholder proposals, shall further comply with the requirements of this

Article.

    Section 1.3.  Notice of Meetings.  Written notice of each meeting of stockholders, whether annual or special, stating the date, hour and place where it is to be held, shall be served either personally or by mail, not less than fifteen nor more than sixty days before the meeting, upon each stockholder of record entitled to vote at such meeting, and to any other stockholder to whom the giving of notice may be required by law.  Notice of a special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting.  If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their stock, the notice of such meeting shall include a statement of that purpose and to that effect.

If mailed, notice shall be deemed to be delivered when deposited in the

United States mail or with any private express mail service, postage or delivery fee prepaid, and shall be directed to each such stockholder at his address, as it appears on the records of the stockholders of the

Corporation, unless he shall have previously filed with the secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

    Section 1.4.  Fixing Date of Record.  (a)  In order that the

Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the

Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    (b)  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting

(to the extent that such action by written consent is permitted by law,

the Certificate of Incorporation or these By-Laws), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of

Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors,

the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the

Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in its state of incorporation, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

    (c)  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

    Section 1.5.  Inspectors.  At each meeting of the stockholders, the polls shall be opened and closed and the proxies and ballots shall be received and be taken in charge.  All questions touching on the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by one or more inspectors.  Such inspectors shall be appointed by the Board of Directors before or at the meeting, or, if no such appointment shall have been made, then by the presiding officer at the meeting.  If for any reason any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve,

inspectors in place of any so failing to attend or refusing or unable to serve shall be appointed in like manner.

    Section 1.6.  Quorum.  At any meeting of the stockholders, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum.

    If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed in accordance with these By-Laws for an annual or special meeting,

a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

    Section 1.7.  Business.  The chairman of the Board, if any, the president, or in his absence the vice-chairman, if any, or an executive vice president, in the order named, shall call meetings of the stockholders to order, and shall act as chairman of such meeting; provided, however,

that the Board of Directors or executive committee may appoint any stockholder to act as chairman of any meeting in the absence of the chairman of the Board.  The secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

    Section 1.8.  Stockholder Proposals.  No proposal by a stockholder shall be presented for vote at a special or annual meeting of stockholders unless such stockholder shall, not later than the close of business on the fifth day following the date on which notice of the meeting is first given to stockholders, provide the Board of Directors or the secretary of the

Corporation with written notice of intention to present a proposal for action at the forthcoming meeting of stockholders, which notice shall include the name and address of such stockholder, the number of voting securities that he holds of record and that he holds beneficially, the text of the proposal to be presented to the meeting and a statement in support of the proposal.

    Any stockholder who was a stockholder of record on the applicable record date may make any other proposal at an annual meeting or special meeting of stockholders and the same may be discussed and considered,

but unless stated in writing and filed with the Board of Directors or the secretary prior to the date set forth herein above, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place sixty days or more thereafter.  This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees, but in connection with such reports, no new business proposed by a stockholder,

qua stockholder, shall be acted upon at such annual meeting unless stated

and filed as herein provided.

    Notwithstanding any other provision of these By-Laws, the

Corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes the proponents thereof have not complied with Sections 13 or 14 of the Securities Exchange Act of

1934, as amended, and the rules and regulations thereunder; nor shall the

Corporation be required to include any stockholder proposal not required to be included in its proxy materials to stockholders in accordance with any such section, rule or regulation.

    Section 1.9.  Proxies.  At all meetings of stockholders, a stockholder entitled to vote may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the secretary before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution,

unless otherwise provided in the proxy.

    Section 1.10.  Voting by Ballot.  The votes for directors, and upon the demand of any stockholder or when required by law, the votes upon any question before the meeting, shall be by ballot.

    Section 1.11.  Voting Lists.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting,

during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

    Section 1.12.  Place of Meeting.  The Board of Directors may

designate any place, either within or without the state of incorporation,

as the place of meeting for any annual meeting or any special meeting called by the Board of Directors.  If no designation is made or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

    Section 1.13.  Voting of Stock of Certain Holders.  Shares of capital stock of the Corporation standing in the name of another corporation,

domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

    Shares of capital stock of the Corporation standing in the name of a deceased person, a minor ward or an incompetent person may be voted by his administrator, executor, court-appointed guardian or conservator,

either in person or by proxy, without a transfer of such stock into the name of such administrator, executor, court-appointed guardian or conservator.  Shares of capital stock of the Corporation standing in the name of a trustee may be voted by him, either in person or by proxy.

    Shares of capital stock of the Corporation standing in the name of a receiver may be voted, either in person or by proxy, by such receiver, and stock held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in any appropriate order of the court by which such receiver was appointed.

    A stockholder whose stock is pledged shall be entitled to vote such stock, either in person or by proxy, until the stock has been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote, either in person or by proxy, the stock so transferred.

    Shares of its own capital stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding stock at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding stock at any given time.

                                Article II

                             Board of Directors

    Section 2.1.  General Powers.  The business, affairs, and the property of the Corporation shall be managed and controlled by the Board of Directors (the "Board"), and, except as otherwise expressly provided by law, the Certificate of Incorporation or these By-Laws, all the powers of the Corporation shall be vested in the Board.

    Section 2.2.  Number of Directors.  The number of directors which shall constitute the whole Board shall be not fewer than one nor more than five.  Within the limits above specified, the number of directors shall be determined by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

    Section 2.3.  Election, Term and Removal.  Directors shall be elected at the annual meeting of stockholders to succeed those directors whose terms have expired.  Each director shall hold office for the term for which elected and until his or her successor shall be elected and qualified.

Directors need not be stockholders.  A director may be removed from office at a meeting expressly called for that purpose by the vote of not less than a majority of the outstanding capital stock entitled to vote at an election of directors.

    Section 2.4.  Vacancies.  Vacancies in the Board of Directors,

including vacancies resulting from an increase in the number of directors,

may be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum; except that vacancies resulting from removal from office by a vote of the stockholders may be filled by the stockholders at the same meeting at which such removal occurs provided that the holders of not less than a majority of the outstanding capital stock of the Corporation (assessed upon the basis of votes and not on the basis of number of shares) entitled to vote for the election of directors, voting together as a single class, shall vote for each replacement director.  All directors elected to fill vacancies shall hold office for a term expiring at the time of the next annual meeting of stockholders and upon election and qualification of his successor.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

    Section 2.5.  Resignations.  Any director of the Corporation may resign at any time by giving written notice to the president or to the secretary of the Corporation.  The resignation of any director shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 2.6.  Place of Meetings, etc.  The Board of Directors may

hold its meetings, and may have an office and keep the books of the

Corporation (except as otherwise may be provided for by law), in such place or places in or outside the state of incorporation as the Board from time to time may determine.

    Section 2.7.  Regular Meetings.  Regular meetings of the Board of

Directors shall be held as soon as practicable after adjournment of the annual meeting of stockholders at such time and place as the Board of

Directors may fix.  No notice shall be required for any such regular meeting of the Board.

    Section 2.8.  Special Meetings.  Special meetings of the Board of

Directors shall be held at places and times fixed by resolution of the

Board of Directors, or upon call of the chairman of the Board, if any, or vice-chairman of the Board, if any, the president, an executive vice president or two-thirds of the directors then in office.

    The secretary or officer performing the secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph or telephone

(or in person) of all special meetings of the Board of Directors, provided that notice need not given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board.  Meetings may be held at any time without notice if all the directors are present, or if those not present waive notice in writing either before or after the meeting.  The notice of meetings of the Board need not state the purpose of the meeting.

    Section 2.9.  Participation by Conference Telephone.  Members of the

Board of Directors of the Corporation, or any committee thereof, may participate in a regular or special or any other meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

    Section 2.10.  Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if prior or subsequent to such action all the members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

    Section 2.11.  Quorum.  A majority of the total number of directors then in office shall constitute a quorum for the transaction of business;

but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

    Section 2.12.  Business.  Business shall be transacted at meetings of the Board of Directors in such order as the Board may determine.  At all meetings of the Board of Directors, the chairman of the Board, if any, the president, or in his absence the vice-chairman, if any, or an executive vice president, in the order named, shall preside.

    Section 2.13.  Interest of Directors in Contracts.  (a)  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation,

partnership, association, or other organization in which one or more of the Corporation's directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason,

or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

              (1)  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors,

       even though the disinterested directors be less than quorum; or

              (2)  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

              (3)  The contract or transaction is fair as to the

 Corporation as of the time it is authorized, approved or ratified,

       by the Board of Directors, a committee of the Board of Directors or the stockholders.

    (b)  Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

    Section 2.14.  Compensation of Directors.  Each director of the

Corporation who is not a salaried officer or employee of the Corporation,

or of a subsidiary of the Corporation, shall receive such allowances for serving as a director and such fees for attendance at meetings of the

Board of Directors or the executive committee or any other committee appointed by the Board as the Board may from time to time determine.

    Section 2.15.  Loans to Officers or Employees.  The Board of

Directors may lend money to, guarantee any obligation of, or otherwise assist, any officer or other employee of the Corporation or of any subsidiary, whether or not such officer or employee is also a director of the Corporation, whenever, in the judgment of the directors, such loan,

guarantee, or assistance may reasonably be expected to benefit the

Corporation; provided, however, that any such loan, guarantee, or other assistance given to an officer or employee who is also a director of the

Corporation must be authorized by a majority of the entire Board of

Directors.  Any such loan, guarantee, or other assistance may be made with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, but not limited to, a pledge of shares of the Corporation, and may be made upon such other terms and conditions as the Board of Directors may determine.

    Section 2.16.  Nomination.  Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally.  However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, the close of business on the last day of the eighth month after the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifth day following the date on which notice of such meeting is first given to stockholders.  Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of

Directors, and; (e) the consent of each nominee to serve as a director of the Corporation if so elected.  The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                               Article III

                                Committees

    Section 3.1.  Committees.  The Board of Directors, by resolution adopted by a majority of the number of directors then fixed by these By-

Laws or resolution thereto, may establish such standing or special committees of the Board as it may deem advisable, and the members,

terms, and authority of such committees shall be set forth in the resolutions establishing such committee.

    Section 3.2.  Executive Committee Number and Term of Office.  The

Board of Directors may, at any meeting, by majority vote of the Board of

Directors, elect from the directors an executive committee.  The executive committee shall consist of such number of members as may be fixed from time to time by resolution of the Board of Directors.  The Board of

Directors may designate a chairman of the committee who shall preside at all meetings thereof, and the committee shall designate a member thereof to preside in the absence of the chairman.

    Section 3.3.  Executive Committee Powers.  The executive committee may, while the Board of Directors is not in session, exercise all or any of the powers of the Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors; except that the executive committee shall not have the power or authority of the

Board of Directors to (i) amend the Certificate of Incorporation or the

By-Laws of the Corporation, (ii) fill vacancies on the Board of Directors,

(iii) adopt an agreement or certification of ownership, merger or consolidation, (iv) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, or a dissolution of the Corporation or a revocation of a dissolution, (v) declare a dividend, or (vi) authorize the issuance of stock.

    Section 3.4.  Executive Committee Meetings.  Regular and special meetings of the executive committee may be called and held subject to the same requirements with respect to time, place and notice as are specified in these By-Laws for regular and special meetings of the Board of Directors.  Special meetings of the executive committee may be called by any member thereof.  Unless otherwise indicated in the notice thereof,

any and all business may be transacted at a special or regular meeting of the executive meeting if a quorum is present.  At any meeting at which every member of the executive committee shall be present, in person or by telephone, even though without any notice, any business may be transacted.  All action by the executive committee shall be reported to the Board of Directors at its meeting next succeeding such action.

    The executive committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the

Board of Directors, but in every case the presence of a majority of the total number of members of the executive committee shall be necessary to constitute a quorum.  In every case, the affirmative vote of a quorum shall be necessary for the adoption of any resolution.

    Section 3.5. Executive Committee Vacancies.  The Board of Directors,

by majority vote of the Board of Directors then in office, shall fill vacancies in the executive committee by election from the directors.

                                Article IV

                               The Officers

    Section 4.1.  Number and Term of Office.  The officers of the

Corporation shall consist of, as the Board of Directors may determine and appoint from time to time, a chief executive officer, a president,

one or more executive vice-presidents, a secretary, a treasurer, a controller, and/or such other officers as may from time to time be elected or appointed by the Board of Directors, including such additional vice-presidents with such designations, if any, as may be determined by the Board of Directors and such assistant secretaries and assistant treasurers.  In addition, the Board of Directors may elect a chairman of the Board and may also elect a vice-chairman as officers of the Corporation.  Any two or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except as may be required by law.

    The officers of the Corporation shall be elected or appointed from time to time by the Board of Directors.  Each officer shall hold office until his successor shall have been duly elected or appointed or until his death or until he shall resign or shall have been removed by the

Board of Directors.

    Each of the salaried officers of the Corporation shall devote his entire time, skill and energy to the business of the Corporation, unless the contrary is expressly consented to by the Board of Directors or the executive committee.

    Section 4.2.  Removal.  Any officer may be removed by the Board of

Directors whenever, in its judgment, the best interests of the

Corporation would be served thereby.

    Section 4.3.  The Chairman of the Board.  The chairman of the Board,

if any, shall preside at all meetings of stockholders and of the Board of

Directors and shall have such other authority and perform such other duties as are prescribed by law, by these By-Laws and by the Board of

Directors.  The Board of Directors may designate the chairman of the

Board as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

    Section 4.4.  The Vice-Chairman.  The vice-chairman, if any, shall have such authority and perform such other duties as are prescribed by these By-Laws and by the Board of Directors.  In the absence or inability to act of the chairman of the Board and the president, he shall preside at the meetings of the stockholders and of the Board of Directors and shall have and exercise all of the powers and duties of the chairman of the

Board.  The Board of Directors may designate the vice-chairman as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of

Directors for the chief executive officer.

    Section 4.5.  The President.  The president shall have such authority and perform such duties as are prescribed by law, by these By-Laws, by the Board of Directors and by the chief executive officer (if the president is not the chief executive officer).  The president, if there is no chairman of the Board, or in the absence or the inability to act of the chairman of the Board, shall preside at all meetings of stockholders and of the Board of Directors.  Unless the Board of Directors designates the chairman of the Board or the vice-chairman as chief executive officer, the president shall be the chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

    Section 4.6.  The Chief Executive Officer.  Unless the Board of

Directors designates the chairman of the Board or the vice-chairman as chief executive officer, the president shall be the chief executive officer.

The chief executive officer of the Corporation shall have, subject to the supervision and direction of the Board of Directors, general supervision of the business, property and affairs of the Corporation, including the power to appoint and discharge agents and employees, and the powers vested in him by the Board of Directors, by law or by these By-Laws or which usually attach or pertain to such office.

    Section 4.7.  The Executive Vice-Presidents.  In the absence of the chairman of the Board, if any, the president and the vice-chairman, if any, or in the event of their inability or refusal to act, the executive vice-president (or in the event there is more than one executive vice-president, the executive vice-presidents in the order designated, or in the absence of any designation, then in the order of their election)

shall perform the duties of the chairman of the Board, of the president and of the vice-chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman of the Board,

the president and the vice-chairman.  Any executive vice-president may sign,

with the secretary or an authorized assistant secretary, certificates for stock of the Corporation and shall perform such other duties as from time to time may be assigned to him by the chairman of the Board, the president, the vice-chairman, the Board of Directors or these By-Laws.

    Section 4.8.  The Vice-Presidents.  The vice-presidents, if any, shall perform such duties as may be assigned to them from time to time by the chairman of the Board, the president, the vice-chairman, the Board of

Directors, or these By-Laws.

    Section 4 .9.  The Treasurer.  Subject to the direction of chief executive officer and the Board of Directors, the treasurer shall have charge and custody of all the funds and securities of the Corporation;

when necessary or proper he shall endorse for collection, or cause to be endorsed, on behalf of the Corporation, checks, notes and other obligations,

and shall cause the deposit of the same to the credit of the Corporation in such bank or banks or depositary as the Board of Directors may designate or as the Board of Directors by resolution may authorize; he shall sign all receipts and vouchers for payments made to the Corporation other than routine receipts and vouchers, the signing of which he may delegate; he shall sign all checks made by the Corporation (provided, however, that the

Board of Directors may authorize and prescribe by resolution the manner in which checks drawn on banks or depositories shall be signed, including the use of facsimile signatures, and the manner in which officers, agents or employees shall be authorized to sign); unless otherwise provided by resolution of the Board of Directors, he shall sign with an officer-

director all bills of exchange and promissory notes of the Corporation;

whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter regularly full and accurate account of the Corporation in books of the Corporation to be kept by him for that purpose; he shall, at all reasonable times, exhibit his books and accounts to any director of the Corporation upon application at his office during business hours; and he shall perform all acts incident to the position of treasurer.  If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sure ties as the Board of Directors may require.

    Section 4.10.  The Secretary.  The secretary shall keep the minutes of all meetings of the Board of Directors, the minutes of all meetings of the stockholders and (unless otherwise directed by the Board of Directors)

the minutes of all committees, in books provided for that purpose; he shall attend to the giving and serving of all notices of the Corporation; he may sign with an officer-director or any other duly authorized person, in the name of the Corporation, all contracts authorized by the Board of

Directors or by the executive committee, and, when so ordered by the

Board of Directors or the executive committee, he shall affix the seal of the Corporation thereto; he may sign with the president or an executive vice-president all certificates of shares of the capital stock; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or the executive committee may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the secretary's office during business hours; and he shall in general perform all the duties incident to the office of the secretary, subject to the control of the chief executive officer and the Board of Directors.

    Section 4.11.  The Controller.  The controller shall be the chief accounting officer of the Corporation.  Subject to the supervision of the

Board of Directors, the chief executive officer and the treasurer, the controller shall provide for and maintain adequate records of all assets,

liabilities and transactions of the Corporation, shall see that accurate audits of the Corporation's affairs are currently and adequately made and shall perform such other duties as from time to time may be assigned to him.

    Section 4.12.  The Assistant Treasurers and Assistant Secretaries.

The assistant treasurers shall respectively, if required by the Board of

Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors may determine.

The assistant secretaries as thereunto authorized by the Board of Directors may sign with the chairman of the Board, the president, the vice-chairman or an executive vice-president, certificates for stock of the Corporation,

the issue of which shall have been authorized by a resolution of the Board of Directors.  The assistant treasurers and assistant secretaries, in general,

shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or chief executive officer, the Board of

Directors, or these By-Laws.

    Section 4.13.  Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

    Section 4.14.  Voting upon stocks.  Unless otherwise ordered by the

Board of Directors or by the executive committee, any officer, director or any person or persons appointed in writing by any of them, shall have full power and authority in behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the

Corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation might have possessed and exercised if present.  The Board of Directors may confer like powers upon any other person or persons.

                                    Article V

                              Contracts and Loans

    Section 5.1.  Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the

Corporation, and such authority may be general or confined to specific instances.

    Section 5.2.  Loans.  No loans shall be contracted on behalf of the

Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

                                   Article VI

                 Certificates for Stock and Their Transfer

    Section 6.1.  Certificates for Stock.  Certificates representing stock of the Corporation shall be in such form as may be determined by the Board of Directors.  Such certificates shall be signed by the chairman of the

Board, the president, the vice-chairman or an executive vice-president and/or by the secretary or an authorized assistant secretary and shall be sealed with the seal of the Corporation.  The seal may be a facsimile.

If a stock certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the

Corporation or its employee, any other signature on the certificate may be a facsimile.  In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the

Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  All certificates for stock shall be consecutively numbered or otherwise identified.  The name of the person to whom the shares of stock represented thereby are issued, with the number of shares of stock and date of issue, shall be entered on the books of the

Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares of stock shall have been surrendered and canceled, except that, in the event of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

    Section 6.2.  Transfers of Stock.  Transfers of stock of the

Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such stock.  The person in whose name stock stands on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

                                  Article VII

                                   Fiscal Year

    Section 7.1.  Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of

December in each year.

                                 Article VIII

                                     Seal

    Section 8.1.  Seal.  The Board of Directors shall approve a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation.

                                  Article IX

                               Waiver of Notice

    Section 9.1.  Waiver of Notice.  Whenever any notice is required to be given under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of the corporation law of the state of incorporation, waiver thereof in writing,

signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of any person at a meeting for which any notice is required to be given under the provisions of these By-Laws, the Certificate of Incorporation or the corporation law of the state of incorporation shall constitute a waiver of notice of such meeting except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                               Article X

                               Amendments

    Section 10.1.  Amendments.  These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the

Board of Directors of the Corporation by the affirmative vote of a majority of the members of the Board, or by the affirmative vote of a majority of the outstanding capital stock of the Corporation (assessed upon the basis of votes and not on the basis of number of shares) entitled to vote generally in the election of directors, voting together as a single class.

                                Article XI

                             Indemnification

    Section 11.1.  Indemnification.  The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware, as amended from time to time.

                           /s/Franklin Ogele

                              President